UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2010

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 26, 2010, BioDrain Medical, Inc. (the “Company”) filed a Current Report on Form 8-K regarding the termination of the employment of Kirsten Doerfert as the Company’s Vice President, Sales and Marketing. This Form 8-K/A is being filed solely to reflect that the Company relied on paragraph 9 of the employment agreement between the Company and Ms. Doerfert, rather than paragraph 8 of such agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On January 31, 2010, the Company terminated the employment agreement between the Company and Kirsten Doerfert, pursuant to Paragraph 9 of such agreement (Termination by Company without Cause). Effective on such date, Ms. Doerfert ceased serving as the Company’s Vice President, Sales and Marketing. Ms. Doerfert has retained her restricted shares of the Company’s common stock previously awarded to her in accordance with the Company’s 2008 Equity Incentive Plan and a restricted stock agreement between the Company and Ms. Doerfert. A copy of the Company’s employment agreement with Ms. Doerfert was previously filed with the Securities and Exchange Commission as Exhibit 10.48 to the Company’s Registration Statement on Form S-1, Amendment No. 3, filed on April 6, 2009.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective on January 31, 2010, the Company terminated the employment of Kirsten Doerfert as the Company’s Vice President, Sales and Marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2013

BIODRAIN MEDICAL, INC.

By:	/s/ Josh Kornberg
Josh Kornberg
President and Chief Executive Officer